Exhibit 99.1

Knoll, Inc.
1235 Water Street
East Greenville, PA 18041
Tel: 800 445-5045
www.knoll.com

Knoll

Press Release

Knoll Announces a $164.0 Million Convertible Preferred Equity Investment by Investindustrial
Strengthens Knoll's Balance Sheet, Enhancing Financial Flexibility and Liquidity

East Greenville, PA - June 23, 2020 - Knoll, Inc. (NYSE: KNL) today announced that an independently managed subsidiary of Investindustrial VII L.P. has agreed to purchase $164.0 million in newly issued convertible preferred stock of Knoll.

"We are pleased to have Investindustrial VII as a shareholder, fortifying our balance sheet and enhancing our ability to continue to execute our strategic plan in the face of an uncertain macroeconomic environment," commented Andrew Cogan, Knoll Chairman and CEO. "I have had the pleasure of getting to know Investindustrial over the years and believe that they are the right investor for our company. I am confident that all of our stakeholders will benefit from their long-term investment in Knoll as well as their commitment to the design space globally."

Andrea C. Bonomi, Chairman of the Investindustrial Industrial Advisory Board, noted, "We are excited to invest in Knoll and its strong management team as they continue to develop their constellation of design-driven brands. We believe Knoll has the opportunity to capitalize on the increasing importance of design in the way we live and work, and continue to create value over the long-term."

Transaction terms follow:

- $164.0 million of convertible, perpetual preferred stock, which will be convertible into shares of Knoll, Inc. common stock at an initial conversion price of $16.75 per share, a 45% premium to Knoll's thirty-trading day volume-weighted average price.
- The preferred stock carries a 4.50% dividend, which will be payable at Knoll's option in cash or in-kind for the first 2 years and payable in cash thereafter.

Knoll expects to use the net proceeds from the transaction for general corporate purposes including to reduce outstanding borrowings under its credit facility. In addition, Knoll expects to appoint a director nominated by Investindustrial to its board at the closing of this transaction.

The transaction is subject to customary closing conditions, including anti-trust review.

Additional information regarding the transaction is included in a Form 8-K that will be filed later today by Knoll with the Securities and Exchange Commission.

BofA Securities acted as Knoll's financial advisor and Sullivan & Cromwell LLP acted as legal advisor. J.P. Morgan acted as Investindustrial's financial advisor and Wachtell, Lipton, Rosen & Katz acted as legal advisor.

About Knoll

Knoll, Inc. is a constellation of design-driven brands and people, working together with our clients to create inspired modern interiors, supporting clients wherever they work or live. Our internationally recognized portfolio includes furniture, textiles, lighting, accessories, and architectural and acoustical elements. Our brands — Knoll Office, KnollStudio, KnollTextiles, KnollExtra, Spinneybeck | FilzFelt, Edelman Leather, HOLLY HUNT, DatesWeiser, Muuto, and Fully — reflect our commitment to modern design that meets the diverse requirements of high-performance workplaces, work-from-home spaces and luxury interiors. A recipient of the National Design

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Knoll, Inc. 1235 Water Street East Greenville, PA 18041 Tel: 800 445-5045 www.knoll.com Award for Corporate and Institutional Achievement from the Smithsonian’s Cooper-Hewitt, National Design Museum, Knoll, Inc. is aligned with the U.S. Green Building Council and the Canadian Green Building Council and can help organizations achieve the Leadership in Energy and Environmental Design (LEED) workplace certification. Our products can also help clients comply with the International Living Future Institute to achieve Living Building Challenge Certification, and with the International WELL Building Institute to attain WELL Building Certification. Knoll, Inc. is the founding sponsor of the World Monuments Fund Modernism at Risk program. About Investindustrial Investindustrial is a leading European group of independently managed investment, holding and advisory companies with $12.3 billion of raised fund capital. With ESG principles deeply embedded into the Firm’s core approach, Investindustrial has a 30-year history of providing mid-market companies capital, industrial expertise, operational focus, a sustainability vision and global platforms to accelerate value creation and international expansion. The investment in Knoll is the first investment being made by an independently managed subsidiary of the $4.2 billion Investindustrial VII, and specifically within Strategic Capital Investments, a sub-strategy dedicated to investing in publicly listed companies. Investindustrial has a long-standing interest and experience in the world of architecture and design. It has in the past successfully invested in Permasteelisa, a leader in architectural envelopes (e.g. Walt Disney Concert Hall, Time Warner Center, Hearst Tower) and Neolith in the high-end surface materials for buildings, Castaldi, Flos and Louis Poulsen in lighting, and B&B Italia in designer home furniture (now part of Design Holding), and Jacuzzi Brands in hot tubs and spas. Certain companies of the Investindustrial group are authorized by, and subject to regulatory supervision of the FCA in the United Kingdom and the CSSF in Luxembourg. Investindustrial’s investment companies act independently from each other and each Investindustrial fund. Additional information is available at www.investindustrial.com. Forward-Looking Statements This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Knoll’s expected future financial position, results of operations, revenue and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements and expectations regarding any current or future recovery in our industry, our plans for reduced capital and operating expenditures and enhanced liquidity measures, our integration of acquired businesses, our supply chain and manufacturing footprint optimization plans, and our expectations with respect to the payment of future dividends and leverage. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of Knoll management. Knoll does not undertake a duty to update such forwardlooking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include the successful closing of the investment by Investindustrial, corporate spending and service-sector employment, price competition, acceptance of Knoll’s new products, the pricing and availability of raw materials and components, foreign currency exchange, transportation costs, demand for high quality, well designed furniture and interior solutions, changes in the competitive marketplace, changes in the trends in the market for furniture or coverings, the financial strength and stability of our suppliers, customers and dealers, access to capital, our success in designing and implementing our new enterprise resource planning system, our ability to successfully integrate acquired businesses, our supply chain optimization initiatives, the uncertainty and ultimate economic impact of the COVID-19 pandemic, and other risks identified in Knoll’s annual report on Form 10-K, and other filings with the Securities and Exchange Commission. Many of these factors are outside of Knoll’s control. Contact Page 2 of 2 Charles Rayfield Senior Vice President and Chief Financial Officer 215 679-1703 / crayfield@knoll.com David E. Bright Senior Vice President, Communications 646 344-0791 / dbright@knoll.com